EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002.
The undersigned, Thomas J. Harrington, Chief Executive Officer of Primo Water Corporation (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2022 (the “Report”).
The undersigned hereby certifies that to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned has executed this certification as of the 12th day of May, 2022.

/s/ Thomas J. Harrington
Thomas J. Harrington
Chief Executive Officer